UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017 (September 25, 2017)

MENTOR CAPITAL, INC.
(Exact name of Registrant as specified in its charter)
Delaware	000-55323	77-0395098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
511 Fourteenth Street, Suite A-2, A-4, A-6, Ramona, CA	92065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 788-4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 25, 2017 a Federal District Court in Utah ruled against Mentor on a Motion for Partial Summary Judgment in a case that is pending there. The hearing on that motion had occurred in January, 2017. Mentor has been conducting discovery since that hearing, uncovering evidence and information contradictory to the plaintiffs’ claims in that case. Mentor believes that the ruling was erroneous and intends to use all efforts to ensure that all facts are considered by the District Court and on any necessary appeal. Mentor still intends to pursue Cross-Defendants Richard Golden and Scott Van Rixel for indemnity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Capital, Inc.

Date:September 25, 2017 By:/s/ Chet Billingsley

Chet Billingsley,

Chairman and Chief Executive Officer